ASSET PURCHASE AGREEMENT

                                 BY AND BETWEEN

                               BAB HOLDINGS, INC.

                                       AND

                        STRATHMORE BAGELS FRANCHISE CORP.




                                TABLE OF CONTENTS


ARTICLE 1         DEFINITIONS............................................  1

ARTICLE 2         PURCHASE OF CERTAIN ASSETS; LIMITED ASSUMPTION OF
                  LIABILITIES............................................  1
         2.1      Purchase and Sale of Assets............................  1
         2.2      Excluded Assets........................................  3
         2.3      Purchase Price; Payment for Purchased Assets...........  3
         2.4      No Assumption of Liabilities...........................  4
         2.5      Tax Reporting of Transaction...........................  4

ARTICLE 3         CLOSING................................................  4
         3.1      Closing Date...........................................  4

ARTICLE 4         ADDITIONAL COVENANTS...................................  5
         4.1      Pre-Closing Covenants..................................  5
         4.2      Non-Competition Agreement..............................  5
         4.3      Supply Agreement.......................................  5
         4.4      Employees and Employee Benefits........................  5
         4.5      Seller to Change Corporate Name........................  6
         4.6      Access to Records......................................  6
         4.7      Registration Rights....................................  6

ARTICLE 5         REPRESENTATIONS AND WARRANTIES OF SELLER...............  6
         5.1      Organization and Good Standing of Seller...............  6
         5.2      Authorization of Agreement and Enforceability..........  7
         5.3      Effect of Agreement....................................  7
         5.4      Government and Other Consents..........................  7
         5.5      Financial Statements and Financial Performance.........  7
         5.6      Commitments............................................  8
         5.7      Tax Matters............................................  8
         5.8      Title to Purchased Assets; Absence of Liens and
                  Encumbrances, Etc......................................  9
         5.9      Condition of Purchased Assets..........................  9
         5.10     Intellectual Property..................................  9
         5.11     Environmental Matters..................................  9
         5.12     Product Integrity...................................... 10
         5.13     Insurance.............................................. 10
         5.14     Permits, Licenses, Compliance with Laws................ 10
         5.15     Litigation............................................. 10
         5.16     Books and Records...................................... 11
         5.17     Labor Matters.......................................... 11
         5.18     Employee Benefits...................................... 11
         5.19     Employees.............................................. 11
         5.20     Absence of Certain Changes or Events................... 11
         5.21     Brokerage Fees......................................... 12
         5.22     Other Information...................................... 12

ARTICLE 6         REPRESENTATIONS AND WARRANTIES OF BUYER................ 12
         6.1      Organization and Good Standing of Buyer................ 12
         6.2      Authorization of Agreement and Enforceability.......... 12
         6.3      Effect of Agreement.................................... 12
         6.4      Litigation............................................. 13
         6.5      Other Information...................................... 13
         6.6      No Brokers............................................. 13

ARTICLE 7         CONDITIONS PRECEDENT TO CLOSING........................ 13
         7.1      Conditions Precedent to the Obligations of Buyer to
                  Proceed with Closing................................... 13
         7.2      Conditions Precedent to the Obligations of the Seller
                  to Proceed with Closing................................ 15

ARTICLE 8         SECURITIES DISCLOSURES REGARDING BUYER'S STOCK......... 16
         8.1      Unregistered Shares; Restrictions On Transfer.......... 16

ARTICLE 9         TERMINATION............................................ 17
         9.1      Termination Prior to Closing........................... 17
         9.2      No Solicitation........................................ 17

ARTICLE 10        INDEMNIFICATION........................................ 18
         10.1     Indemnification by Seller.............................. 18
         10.2     Indemnification by Buyer............................... 18
         10.3     Limitation of Liability................................ 18
         10.4     Right of Set-off; No Waiver............................ 19
         10.5     Third Party Claims..................................... 19

ARTICLE 11        ARBITRATION............................................ 19
         11.1     In General............................................. 19
         11.2     Discovery.............................................. 19

ARTICLE 12        GENERAL................................................ 20
         12.1     Expenses............................................... 20
         12.2     Survival of Representations and Warranties............. 20
         12.3     No Third Party Beneficiaries........................... 20
         12.4     Notices................................................ 20
         12.5     Further Assurances..................................... 21
         12.6     Entire Agreement....................................... 21
         12.7     Headings............................................... 21
         12.8     Counterparts........................................... 21
         12.9     Governing Law.......................................... 21
         12.10    Severability........................................... 21
         12.11    Amendments............................................. 22
         12.12    Assignment............................................. 22
         12.13    Successors and Assigns................................. 22
         12.14    No Joint Venture....................................... 22
         12.15    Construction of Agreement.............................. 22
         12.16    Confidential Information............................... 22




                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT ("AGREEMENT") is entered into effective as of April 24, 1996, by and among BAB Holdings, Inc., an Illinois corporation ("BUYER"), and Strathmore Bagels Franchise Corp., a New York corporation ("SELLER"). Buyer and Seller are referred to collectively as the "PARTIES."

                                    RECITALS:

         A. Seller is engaged in the business of distributing bagels and related products, at wholesale and the collection of royalties on the related retail sale of those products pursuant to a license agreement (the "BUSINESS").

         B. Buyer desires to purchase and Seller desires to sell certain assets related to the Business upon the terms and conditions set forth in this Agreement.

                                   AGREEMENTS:

         NOW THEREFORE, in consideration of the foregoing Recitals and the mutual agreements, covenants, representations, and warranties contained in this Agreement, the receipt and sufficiency of which are acknowledged, the Parties agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         Unless otherwise defined in this Agreement, capitalized terms used herein shall have the meaning set forth in the attached Schedule 1 which is incorporated by reference in this Agreement.

                                    ARTICLE 2
          PURCHASE OF CERTAIN ASSETS; LIMITED ASSUMPTION OF LIABILITIES

         2.1 PURCHASE AND SALE OF ASSETS. On the terms and subject to the conditions of this Agreement, Buyer shall purchase from Seller, and Seller shall sell, assign, transfer, convey and deliver to Buyer, at Closing, all of the properties and assets of Seller related to, derived from, or used in the operation of the Business, wherever located, excepting only the Excluded Assets (the "PURCHASED ASSETS"). The Purchased Assets specifically include, without limitation, the following:

                  (a) all furniture, fixtures, equipment, shelving, displays, signs, computer equipment and accessories, supplies, packaging materials, tools and other tangible personal property of Seller, whether now owned or acquired between the date of this Agreement and the Closing Date, including, without limitation, the tangible assets identified on the attached Schedule 2.1(a);

                  (b) all good and saleable inventory of frozen bagels and other products sold at wholesale (the "INVENTORY");

                  (c) all of Seller's right, title and interest under the license agreements, supply contracts, utility contracts, equipment leases and other arrangements with vendors relating to, derived from or used in the operation of the Business, including, without limitation, the contents and arrangements identified on the attached Schedule 2.1(c) (the "ASSIGNED CONTRACTS");

                  (d) all intellectual property related to, derived from or used in the operation of the Business (the "INTELLECTUAL PROPERTY"), including, without limitation, (i) any and all trade names, trademarks, service names, service marks, copyrights, private labels, logos or designs, whether registered or not, related to, derived from or used in connection with the Business, including, without limitation, the names and marks set forth in the attached Schedule 2.1(d) (but specifically excluding the name "Strathmore," which is licensed to Seller); and (ii) all other knowledge, information, know-how, patents, processes, procedures, devices, techniques, programs, software, creations, methods, formulas, recipes, designs, drawings, and technical information related to, derived from or used in the operation of the Business;

                  (e) all books, records and documents of Seller related to, derived from or used in the operation of the Business, including, without limitation, all customer lists, supplier lists, price lists, telephone numbers and listings, advertising materials and marketing plans, business files, regulatory files and approvals, business plans, financial data, operations manuals, repair or service manuals, fire, safety or environmental reports and all data related to inventory, sales and accounts receivable and similar books and records related to the Business;

                  (f) all permits, licenses, orders, consents and approvals of any governmental or regulatory authority related to the operation of the Business, to the extent assignable as set forth in Schedule 2.1(f) (the "LICENSES AND PERMITS");

                  (g) all prepaid fees as set forth in Schedule 2.1(g);

                  (h) all other assets, properties, claims and rights of Seller, not part of the Excluded Assets that are related to, derived from or used in the operation of the Business; and

                  (i) all existing and prospective business relationships (including without limitation existing and prospective franchises and offers of franchises of Seller), reputation, and other intangibles which may be characterized as "'good will" or "going concern value" of Seller's business.

         2.2 EXCLUDED ASSETS. The following assets of Seller (the "EXCLUDED ASSETS") shall not be transferred to Buyer under this Agreement:

                  (a) all cash on hand and in bank accounts and the consideration to be paid to Seller pursuant to this Agreement;

                  (b) Seller's corporate charter, taxpayer and other identification numbers, tax returns, corporate seals, corporate minute books, stock ledgers and other documents of Seller relating to the organization and existence of Seller as corporations; and

                  (c) all trade receivables, royalty receivable or notes receivable.

         2.3 PURCHASE PRICE; PAYMENT FOR PURCHASED ASSETS. The aggregate Purchase Price to be paid by Buyer to Seller in consideration for the Purchased Assets (the "PURCHASE PRICE") shall be the sum of (i) Eight Hundred Fifty Thousand Dollars ($850,000), to be paid in cash at Closing; (ii) an option in the form set forth in Exhibit 2.3 (the "STRATHMORE OPTION") to be issued to Seller at Closing whereby Seller may purchase 625,000 shares of Buyer's Common Stock during a period commencing on the one year anniversary of the Closing Date and ending on the three year anniversary of the Closing Date (312,500 shares exercisable during year one and all shares exercisable during year two) at a price per share equal to the mean of the closing bid and asked prices of Buyer's Common Stock reported on the Nasdaq SmallCap Market on the Execution Date (as defined in Schedule 1); and (iii) additional earnout consideration consisting of:

         A. $5,000 for every unit operated under the Host International License Agreement serving bagels, cream cheese, bagel spreads, and bagel deli sandwiches (a "Bagel/Deli Unit") opened during the two years following the Closing Date (payable at end of each three month period within said two years).

         B. A percentage of annual gross sales, net of sales taxes, commissions and promotions, which result in royalty payments under the Host International License Agreement ("ANNUAL ADJUSTED GROSS SALES SUBJECT TO HOST ROYALTY") of each Bagel/Deli Unit placed in operation after the Closing Date, measured for a period of 12 months commencing sixty (60) days after said unit is placed in operation, as follows:

                                               Annual Adjusted Gross Sales
                    Percentage                   Subject to Host Royalty

                        5%                           $250,000 - $350,000
                        3%                        $350,000.01 - $450,000
                        1%                        $450,000.01 - $650,000

         C. 3% of Annual Adjusted Gross Sales Subject to Host Royalty of each cart/display unit (as opposed to a Bagel/Deli Unit) placed in operation after the Closing Date measured for a period of 12 months commencing 60 days after the unit is placed in operation.

         D. Options (the "EARNED OPTIONS") to purchase 1,500 shares of Buyer's Common Stock for each Bagel/Deli Unit opened during each of the first two years following the Closing Date, exercisable at the same price per share as the Strathmore Option. Earned Options for Bagel/Deli Units opened during the first year following the Closing Date will be issued within 30 days following the end of that first year and will be exercisable for a period of one year beginning with the date of issuance. Options earned for the Bagel/Deli Units opened during the second year following the Closing Date will be issued within 30 days following the end of that second year and will be exercisable for a period of one year beginning with the date of issuance.

         E. All shares issued pursuant to the exercise of the Strathmore Option and the Earned Options will have certain rights to registration under the Securities Act of 1933 as provided in the Registration Rights Agreement attached hereto as Exhibit 4.7.

         F. Seller shall have the right to inspect, and at Seller's expense to audit, the Annual Adjusted Gross Sales Subject to Host Royalty for the purpose of confirming the additional earnout consideration due under this Section 2.3.

         2.4 NO ASSUMPTION OF LIABILITIES. Except for assumption of Seller's obligations under the Host International License Agreement, Buyer shall not assume any liabilities or obligations of Seller and Seller shall be solely liable for and shall indemnify and hold Buyer harmless against all liabilities and obligations arising from the ownership, use and operation of the Business and the Purchased Assets prior to the Closing Date, contingent or fixed, whether or not reflected on the books and records of Seller.

         2.5 TAX REPORTING OF TRANSACTION. The Parties agree to report this transaction for tax purposes on IRS Form 8594 as described on the attached
Schedule 2.5.

                                    ARTICLE 3
                                     CLOSING

         3.1 CLOSING DATE. Subject to the conditions contained in this Agreement, the closing of the transactions to be effected hereunder (the "CLOSING") shall be held at the offices of Buyer on or before May 21, 1996 or at such other time and place or on such other date as shall be mutually agreed upon in writing by Buyer and Seller (the actual date of such Closing is herein called the "CLOSING DATE").


                                    ARTICLE 4
                              ADDITIONAL COVENANTS

         4.1 PRE-CLOSING COVENANTS. The Parties agree as follows with respect to the period between execution of this Agreement and the Closing:

                  (a) General. Each of the Parties will use all reasonable best efforts to take all actions, to do all things necessary, proper, or advisable to consummate and make effective the transactions contemplated by this Agreement (including, without limitation, satisfying the conditions precedent to Closing).

                  (b) Due Diligence Matters. Seller shall make available to Buyer and its advisors all such due diligence information, books and records as Buyer may reasonably request in connection with Buyer's due diligence investigation of the Business and the Purchased Assets, and Seller shall provide Buyer with access to the Stores for purposes of inspection and due diligence review.

                  (c) Continued Operations and Maintenance of Purchased Assets. Seller shall continue to operate the Business to the best of its abilities in a manner consistent with the operations of the Business prior to the date of this Agreement. Seller shall maintain the books and records of the Business in the usual, regular and ordinary manner on the basis consistent with prior periods. Seller shall maintain the Purchased Assets in good repair, order and condition, reasonable wear and use excepted.

                  (d) Notice of Developments/Risk of Loss. Seller will give prompt written notice to Buyer of any material developments affecting the Business. Seller shall bear the risk of loss as to any or all of the Purchased Assets prior to Closing.

         4.2 NON-COMPETITION AGREEMENT. At Closing, Seller, Freedman and Glen Steuerman shall execute and deliver a non-competition agreement in favor of Buyer in the form set forth as Exhibit 4.2 (the "NON-COMPETITION AGREEMENT").

         4.3 SUPPLY AGREEMENT. At Closing, if requested by Buyer, Seller shall cause Steuerman & Sons, Inc. to execute and deliver a supply agreement in favor of Buyer. Such agreement (the "SUPPLY AGREEMENT"), which shall be satisfactory to Buyer in both form and content, shall be in substantially the form set forth as Exhibit 4.3 and shall provide for supply of par-baked bagels made to Buyer's specifications to Buyer at a price not greater than $1.35 per dozen. The Supply Agreement shall also contain such other terms as may be required by Buyer, including without limitation, terms satisfactory to Buyer as to duration, product quality, and product packaging and delivery.

         4.4 EMPLOYEES AND EMPLOYEE BENEFITS. Except for Freedman, who will be employed by Buyer effective as of the Closing, Buyer may, but shall have no obligation to, offer positions of employment to any of the employees or former employees of Seller any such offers of employment shall be on terms and conditions established by Buyer. Any particular offer of employment will be made solely at the Buyer's discretion. On the Closing Date, Seller shall terminate the employment of all then current employees and Seller shall be solely responsible for, and shall indemnify Buyer against any contractual, unemployment, workers' compensation, sick pay, vacation pay, severance pay, collective bargaining agreement, 401(k) or pension obligations or other employment-related benefits, costs or claims of any kind whatsoever which exist as of or prior to the Closing Date. Upon the request of Buyer, Seller shall provide full and fair disclosure and access to and copies of all personnel files, payroll and related employment records and to provide full and fair disclosure of information related to individual employee performance and conduct consistent with the Americans with Disabilities Act and other applicable laws.

         4.5 SELLER TO CHANGE CORPORATE NAME. On the Closing Date, Seller shall file amendments to its articles of incorporation to change its name to a name that is dissimilar to its present name and which does not contain the word "Strathmore" or any derivative thereof. Following the Closing, Seller shall not use the word "Strathmore" in any assumed names, trade names or service marks.

         4.6 ACCESS TO RECORDS. Following the Closing, Buyer shall have access to and rights to make copies of all of Seller's books and records that are part of the Excluded Assets to the extent reasonably necessary for the operation of the Business or the preparation of tax returns and financial statements of Buyer following the Closing Date. Seller shall retain such excluded books and records as required by all applicable laws. After the Closing, Seller shall have access to any records transferred to Buyer at Closing to the extent reasonably necessary for the preparation of income tax returns.

         4.7 REGISTRATION RIGHTS. At Closing, all of the Parties shall execute and deliver a registration rights agreement in the form attached hereto as
Exhibit 4.7 (the "REGISTRATION RIGHTS AGREEMENT") whereby Seller shall be granted the right to include in certain registration statements which may be filed by Buyer under the Securities Act of 1933, as amended, the shares of Common Stock of Buyer which may be issued to them pursuant to exercise of the Strathmore Option and the Earned Options.

                                    ARTICLE 5
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents, warrants, covenants and agrees with Buyer that the following representations and warranties are true, correct and complete as of the date this Agreement:

         5.1 ORGANIZATION AND GOOD STANDING OF SELLER. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. Seller has all requisite corporate power and authority, licenses, permits and franchises to own, lease and operate its properties and assets and to carry on the Business as currently conducted. Seller is qualified and in good standing to do business as a foreign corporation in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to so qualify will not have a material adverse effect on the Business or the Purchased Assets.

         5.2 AUTHORIZATION OF AGREEMENT AND ENFORCEABILITY. Seller has full corporate power and authority to execute and deliver this Agreement and the Ancillary Documents and to perform its obligations under this Agreement and the Ancillary Documents. This Agreement and the Ancillary Documents have been duly and validly authorized, executed and delivered by Seller, and constitute legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms.

         5.3 EFFECT OF AGREEMENT. Neither the execution, delivery, and performance of this Agreement or the Ancillary Documents by the Seller, nor the consummation by the Seller of the transactions contemplated hereby will (a) conflict with or result in a breach of any provision of the articles of incorporation or bylaws of Seller, (b) constitute or result in the breach of, conflict with or give rise to a right of forfeiture, termination, cancellation or acceleration with respect to, any term, condition or provision of, any note, bond, mortgage, indenture, license or other contract or obligation to which Seller or Freedman is a party or by which it or any of the Purchased Assets may be bound, except for such conflicts, breaches or defaults as to which written waivers or consents shall have been obtained on or prior to the Closing Date, or which would not have a material adverse effect on the Business, or (c) violate in any material respect any law, statute, regulation, judgment, order, writ, injunction, or decree applicable to Seller, the Principal, the Business or any of the Purchased Assets.

         5.4 GOVERNMENT AND OTHER CONSENTS. No consent, order, authorization, qualification, or approval of, or exemption by, or filing with any governmental, public, or regulatory body or authority is required in connection with the execution, delivery and performance by Seller of this Agreement or any Ancillary Document, to the best knowledge of Seller.

         5.5 FINANCIAL STATEMENTS AND FINANCIAL PERFORMANCE. Schedule 5.5 contains copies of the audited balance sheets and statements of earnings and cash flows for Seller as of and for the years ended December 31, 1995 and 1994 (the "Audited Seller Financial Statements") and an unaudited balance sheet as of March 31, 1996 and an unaudited statement of net sales for the period of January 1, 1996 through March 31, 1996 (the "SELLER FINANCIAL STATEMENTS"). Except as set forth on Schedule 5.5, the Seller Financial Statements and the Audited Seller Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP"), are materially correct and complete, and fairly present the financial position and results of operations of Seller as of the dates and for the periods indicated. No event has occurred since March 31, 1996, which materially adversely affects the information presented in the Seller Financial Statements or the Audited Seller Financial Statements. Seller has, as of the date hereof, no liabilities or obligations (absolute or contingent) of a nature required or customarily reflected in financial statements or notes thereto prepared in accordance with GAAP, except as set forth in the Seller Audited Financial Statements.

         5.6 COMMITMENTS. Except as set forth in attached Schedule 5.6, and except for transactions and commitments in the ordinary course of business which are cancelable without penalty in 30 days' notice or less, the Purchased Assets are not bound or affected by, any (a) lease or sublease agreement relating to real or personal property, (b) contract or assignment relating to the Intellectual Property, (c) agreement or commitment for the purchase or sale of equipment or other capital assets, goods, products, services, raw materials or supplies in excess of Five Thousand and No/100 Dollars ($5,000.00), (d) employment agreement, collective bargaining agreement or agreement with any labor union, (e) agreement with any distributor, dealer, sales agent or sales representative, (f) agreement guaranteeing, indemnifying or otherwise becoming liable for the obligations or liabilities of another, (g) agreement for the borrowing or lending of money or any agreement with any financial institution, including letters of credit and performance bonds, (h) agreement granting any Person a lien, security interest or mortgage on any of Seller' properties or assets, (i) joint venture or partnership agreement with any other Person, (j) noncompetition, nondisclosure or other agreement which restricts Seller or any of the Principal in the conduct of the Business, or (k) other material agreement affecting the Purchased Assets or the Business.

         Correct and complete copies (or, where such arrangements are oral, true and complete written summaries) of all such agreements and arrangements listed on attached Schedule 5.6 (collectively referred to herein as the "COMMITMENTS"), have been or will be delivered to Buyer for review prior to the Closing. Each of the Commitments is now valid, binding and in full force and effect, enforceable in accordance with its terms. Seller have fulfilled, or have taken all action reasonably necessary to enable it to fulfill when due, all of their obligations under the Commitments. There has not occurred any default by Seller or any event which (with the lapse of time or the election of any Person other than Seller, or both) will become a default, nor, to the knowledge of Seller, have there occurred any default by any third party or any event which (with the lapse of time or the election of Seller, or both) will become a default under any of the Commitments. No waiver or indulgence has been granted by Seller or, to the knowledge of Seller, by any of the other parties thereto related to the Commitments.

         5.7 TAX MATTERS. Seller has timely filed all federal, state, local and other tax and information returns as required by law with regard to any income, sales, use, gross receipts, property, employment and any other taxes, charges, levies or other assessments related to the Business or the Purchased Assets (collectively, "TAXES"), and has paid all Taxes shown as due on such returns. Each such return is true, correct and complete, and Seller do not have or will not have any additional liability for Taxes. Seller and Principal shall indemnify Buyer and hold it harmless against any loss suffered with respect to the matter described in Schedule 5.7.

         5.8 TITLE TO PURCHASED ASSETS; ABSENCE OF LIENS AND ENCUMBRANCES, ETC. Seller has good and marketable title to the Purchased Assets, except as to the leased assets set forth in Schedule 5.6. At Closing, the Purchased Assets shall be transferred to Buyer free and clear of all security interests, claims, liens, mortgages, charges and encumbrances, subject to the leases as described on
Schedule 5.6.

         5.9 CONDITION OF PURCHASED ASSETS. All Purchased Assets have been properly maintained in accordance with customary and prudent business practices and are in good operating condition and repair, reasonable wear and tear excepted. To the knowledge of Seller, the Purchased Assets as currently used in the operation of the Business, meet, in all material respects, all applicable requirements of building codes, health and safety laws and the Americans with Disabilities Act.

         5.10 INTELLECTUAL PROPERTY. Schedule 5.10 contains a list of all Intellectual Property of the Seller. Seller has full ownership right, title and interest in and to the Intellectual Property (except as described on Schedule
5.10 with respect to any Intellectual Property licensed to Seller) and to the best knowledge of Seller, the Intellectual Property constitutes valid and enforceable rights of Seller. Seller has not received any notice and has no reason to believe that the validity of the Intellectual Property or Seller's interest therein can be or is being challenged by any third party. Seller has not heretofore granted any licenses or conveyed any other rights or interests to any of the Intellectual Property. To the best knowledge of Seller, the operation of the Business as currently conducted does not infringe upon any patents or other intellectual property rights of any third party.

         5.11     ENVIRONMENTAL MATTERS.

                  (a) Seller has not received any notice from any governmental agency or private or public entity advising that it is potentially responsible for response costs or other costs with respect to a release or threatened release of any Hazardous Substance and neither it nor to Seller's knowledge its predecessors in interest with respect to the Business have conducted activities which could reasonably be expected to result in such a notice. No administrative, civil or criminal actions, including without limitation third-party actions for personal injury or property damage, are pending or threatened with respect to Environmental Laws related to the Business. No judgments, consent orders, consent decrees, stipulations, or other restrictions have been entered or applied with respect to Environmental Laws or related to the Business. Seller has not received, nor is it aware of any governmental orders, notifications, notices of violation, or requests for information relating to environmental or health and safety conditions at or related to the Business, or is aware of any past or current violations of any Environmental Law related to the Business or of environmental conditions related to the Business. Neither the operation of the Business, either as currently conducted or conducted in the past at any office space or other facility or real property owned, leased, used or occupied by Seller, whether currently or at any time in the past, violate nor have violated any Environmental Laws.

                  (b) For purposes of this Agreement, (i) "ENVIRONMENTAL LAWS" shall mean statute, law, ordinance or regulation of any federal, state, county, local or foreign governmental authority relating to the environment, including air, water or noise pollution, emissions or discharges, the environment, public health, employee health, safety or welfare, land use or the production, processing, distribution, use, storage, labeling, handling, transportation, treatment or disposition of any Hazardous Substance; and (ii) "HAZARDOUS SUBSTANCE" shall mean asbestos, paints, solvents, ureaformaldehyde, polychlorinated biphenyls, nuclear fuel or material, chemical waste, hazardous waste, radioactive material, explosives, known carcinogens, petroleum products and by-products and other dangerous, toxic, infectious or hazardous pollutants, contaminants, chemicals, materials, wastes or substances listed or identified in, or regulated by, any Environmental Laws.

         5.12 PRODUCT INTEGRITY. No administrative, civil or criminal actions, including without limitation third-party actions for personal injury or property damage, are pending or threatened with respect to the Business or its products. No judgments, stipulations, or other restrictions have been entered or applied with respect to the products of Seller or related to its Business. Seller has not received nor is it aware of any governmental orders, notifications, notices of violations, or requests for information relating to health and safety conditions at or related to the Business or its products.

         5.13 INSURANCE. Seller carries worker's compensation insurance in at least the amount required by law. The Seller has been covered during the three year period ending on the Closing Date by insurance in scope, amount and coverage customary and reasonable for the businesses in which it has engaged during said three year period. Seller has not been refused any insurance nor has its coverage been limited by any insurance carrier to which it has applied for insurance during the last three years.

         5.14 PERMITS, LICENSES, COMPLIANCE WITH LAWS. Seller has all permits, licenses, orders, consents and approvals of federal, state, local or foreign governmental or regulatory bodies that are required in order to permit Seller to carry on the Business as currently conducted. Schedule 5.14 sets forth a correct and complete list of all such permits, licenses, orders and approvals, all of which are in full force and effect, and no suspension or cancellation of any of them is threatened, and to Seller's knowledge, no cause exists for such suspension or cancellation. The Business has been and is being conducted in accordance and in compliance with all applicable federal, state, local or foreign laws, codes, ordinances, rules and regulations, except for minor violations which do not have a material adverse effect on the Business or the Purchased Assets.

         5.15 LITIGATION. Except as set forth on Schedule 5.15 attached hereto, there is no claim, action, suit, proceeding, arbitration, investigation or inquiry pending before any federal, state, local, or other court or governmental, administrative, or self-regulatory body or agency, or any private arbitration tribunal, or to the knowledge of Seller or Freedman threatened against, Seller or Freedman relating to any of the Purchased Assets or the transactions contemplated by this Agreement or the Ancillary Documents; nor, to the best of Seller's knowledge, is there any basis for any such claim, action, suit, proceeding, arbitration, investigation or inquiry. Neither of the Seller is in default under any order, license, regulation or demand of any federal, state or local, or other court or governmental, administrative or self-regulatory body or agency.

         5.16 BOOKS AND RECORDS. All of the books of account and other financial and corporate records of Seller have been made available to Buyer and its representatives.

         5.17 LABOR MATTERS. The Business is being operated in compliance with all applicable domestic (federal, state, and local) and foreign laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, and the Seller has not engaged in any unfair labor practices, and has not discriminated on the basis of age or sex in its employment conditions or practices. There is no unfair labor practice or age or sex discrimination complaint against the Seller pending before or threatened before the National Labor Relations Board or any other domestic (federal, state, or local) or foreign board, department, commission, or agency. The Seller is not a party to any collective bargaining agreements.

         5.18 EMPLOYEE BENEFITS. Seller has withheld all material amounts required by law or agreement to be withheld from the wages or salaries of its employees and is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing. All accrued obligations of Seller, whether arising by operation of law, by contract or by past custom, for payments to trusts or other funds or to any governmental agency, with respect to unemployment compensation, social security, pension or any other benefits for employees of Seller, have been paid, or will have been paid prior to Closing, and none of the foregoing has been rendered not due by reason of any extension, whether at the request of Seller or otherwise. All reasonably anticipated obligations of Seller (whether arising by operation of law, by contract, by past custom or otherwise) for salaries, vacation and holiday pay, bonuses and other forms of compensation which were payable to the employees of Seller will be paid or payment will be adequately provided for prior to Closing. All of Seller's employee benefit plans are in full compliance with the Employee Retirement Income Security Act of 1974 ("ERISA") and other applicable laws. Seller has no pension, profit sharing, savings, stock bonus and other deferred compensation plan established which is subject to the requirements of ERISA, or any employer pension benefit plan to which Seller is required to make or has made contributions.

         5.19 EMPLOYEES. No employee of Seller is subject to any employment, confidentiality, or noncompetition agreement or any agreement or restriction of any kind that would impede in any way the ability of such employee to carry out fully all activities of such employee in the furtherance of the Business.

         5.20 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as otherwise indicated on Schedule 5.20, since December 31, 1995:

                  (a) There has not been any material adverse change, and Seller knows of no fact, circumstance, event, occurrence, contingency or condition which might reasonably be expected to result in any material adverse change, whether or not in the ordinary course of business and whether or not covered by insurance, in the Purchased Assets or the Business of the Seller; and

                  (b) In general, the Business has been operated in all respects only in the ordinary course of business.

         5.21 BROKERAGE FEES. Seller shall be responsible for any of its obligations under any contract, arrangement or understanding with any person or firm which may result in the obligation of Buyer to make payment of any finder's fees, brokerage or agent's commissions or other like payments incurred in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

         5.22 OTHER INFORMATION. None of the information and documents which have been or may be furnished by or on behalf of the Seller to Buyer, or to any of its representatives, in connection with the transactions contemplated by this Agreement, is or will be materially false or misleading or contains or will contain any material misstatements of fact or omits or will omit any material fact necessary to be stated in order to make the statements therein not misleading, nor has Seller withheld from Buyer any material facts relating to the assets, property or business of Seller.

                                    ARTICLE 6
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents, warrants, covenants and agrees with Seller and the Principal that the following representations and warranties are true, correct and complete as of the date hereof:

         6.1 ORGANIZATION AND GOOD STANDING OF BUYER. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois, and has all requisite corporate power and authority make the representations, warranties and agreements made hereunder, to own, lease and operate its properties and asset and to carry on its business as currently conducted, to execute and deliver this Agreement, to issue the Strathmore Option and Freedman Option and the Common Stock which may be issued upon exercise of said options and to perform its obligations under this Agreement.

         6.2 AUTHORIZATION OF AGREEMENT AND ENFORCEABILITY. This Agreement and the Ancillary Documents have been duly and validly authorized, executed and delivered by Buyer and constitute the valid and legally binding obligations of Buyer enforceable against Buyer in accordance with their respective terms.

         6.3 EFFECT OF AGREEMENT. Neither the execution, delivery, and performance of this Agreement or the Ancillary Documents nor the consummation of the transactions contemplated hereby by Buyer will (a) conflict with or result in a breach of any provision of the articles of incorporation or bylaws of Buyer; or (b) constitute or result in the breach of, conflict with or give rise to a right of termination, cancellation or acceleration with respect to, any term, condition or provision of, any note, bond, mortgage, indenture, license or other contract or obligation to which Buyer is a party of by which Buyer or any of its properties or assets may be bound, except for such conflicts, breaches or defaults as to which written waivers or consents shall have been obtained on or prior to the Closing Date, or (c) violate any law, statute, regulation, judgment, order, writ, injunction, or decree applicable to Buyer or any of its properties or assets.

         6.4 LITIGATION. Except as set forth on Schedule 6.4 attached hereto, there is no claim, action, suit, proceeding, arbitration, investigation or inquiry pending before any federal, state, local, or other court or governmental, administrative, or self-regulatory body or agency, or any private arbitration tribunal, or to the knowledge of Buyer threatened against, the Buyer, it business, or the transactions contemplated by this Agreement or the Ancillary Documents; nor is there any basis for any such claim, action, suit, proceeding, arbitration, investigation or inquiry. The Buyer is not in default under any order, license, regulation or demand of any federal, state or local, or other court or governmental, administrative or self-regulatory body or agency.

         6.5 OTHER INFORMATION. Buyer represents and warrants that it has made a thorough investigation of its affairs and to the best of its knowledge and belief, none of the information and documents which have been or may be furnished by or on behalf of the Buyer, to the Seller or the Principal, or to any of their representatives, in connection with the transactions contemplated by this Agreement, is or will be materially false or misleading or contains or will contain any material misstatements of fact or omits or will omit any material fact necessary to be stated in order to make the statements therein not misleading.

         6.6 NO BROKERS. Buyer has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of the Seller or Principal to pay, or is aware of any claim or basis for any claim for payment, of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

                                    ARTICLE 7
                         CONDITIONS PRECEDENT TO CLOSING

         7.1 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER TO PROCEED WITH CLOSING. The obligations of Buyer are subject to the fulfillment at Closing of each of the following conditions to the reasonable satisfaction of Buyer; provided that Buyer, in its discretion, may waive any one or more of such conditions in writing and proceed with Closing without waiving any other remedies available to Buyer:

                  (a) Accuracy of Representations and Warranties. The representations and warranties of Seller and Principal contained in this Agreement and in any Ancillary Document shall be true in all material respects on and as of the Closing Date.

                  (b) Performance of Agreements. Seller and Principal shall each have performed all obligations and agreements and complied with all covenants and conditions contained in this Agreement on their part to be performed or complied with at or prior to the Closing and all conditions set forth in Article 4 of this Agreement required to be completed prior to Closing shall have been completed.

                  (c) Required Consents. Seller shall have obtained all consents in writing required for the assignment to Buyer of all Licenses and Permits and Assigned Contracts.

                  (d) Completion of Due Diligence Investigation. Buyer's due diligence investigation of Seller, the Purchased Assets and the Business shall have been completed to Buyer's reasonable satisfaction. Buyer has heretofore conducted, but not completed, its due diligence investigation of Seller, the Purchased Assets and the Business. Promptly following execution of this Agreement, Buyer shall continue its due diligence investigation with respect to Seller's corporate records, updated financial records and continued viability of the Host International airport and toll plaza business (collectively, the "Remaining Due Diligence Investigation"). The obligations of Buyer are subject to Buyer's completion of the Remaining Due Diligence Investigation to Buyer's reasonable satisfaction.

                  (e) No Adverse Conditions. No adverse conditions shall have been revealed in the course of Buyer's due diligence investigation and no event shall have occurred which has a material adverse effect on the Business or the Purchased Assets.

                  (f) Approval of Buyer's Board of Directors. This Agreement shall have been approved by Buyer's Board of Directors.

                  (g) Deliveries. Seller shall have delivered or caused to be delivered to Buyer at or prior to Closing all of the following executed documents:

                           (i) a certificate of the chief executive officer and
                  chief financial officer of Seller dated the Closing Date, certifying as to the fulfillment of the matters set forth in Sections 7.1(a) and 7.1(b);

                           (ii) all consents required by Section 7.1(c);

                           (iii) a certificate, dated the Closing Date, of the
                  Secretary or Assistant Secretary of Seller certifying the resolutions adopted by the shareholders and Board of Directors of Seller approving the execution and delivery of this Agreement and the consummation of the transactions contemplated under this Agreement;

                           (iv) a bill of sale in substantially the form
                  attached hereto as Exhibit 7.1 and one or more other instruments of transfer as may be reasonably required by Buyer conveying good and marketable title to the Purchased Assets to Buyer, free and clear of all security interests, claims, liens, mortgages, charges and encumbrances in form and substance satisfactory to Buyer, including an assignment of all Intellectual Property;

                           (v) a certificate of good standing issued by the New
                  York Secretary of State and dated within five (5) days of the Closing Date;

                           (vi) Non-Competition Agreement executed by Seller,
                  Freedman and Steuerman;

                           (vii) a current tax letter issued by the New York
                  Department of Taxation and Finance;

                           (viii) the Registration Rights Agreement executed by
                  Seller and the Principal;

                           (ix) a Supply Agreement;

                           (x) the Strathmore Option executed by Seller;

                           (xi) assignment of the Host International License
                  Agreement by Seller and consent of Host International; and

                           (xii) such other documents, opinions and certificates
                  as may be required under this Agreement or reasonably requested by Buyer.

         7.2 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE SELLER TO PROCEED WITH CLOSING. The obligations of Seller are subject to the fulfillment at the Closing of each of the following conditions to the reasonable satisfaction of Seller; provided that Seller, in their discretion, may waive any one or more of such conditions in writing and proceed with Closing without waiving any other remedies available to Seller:

                  (a) Accuracy of Representations and Warranties. The representations and warranties of Buyer contained in this Agreement or in any Ancillary Document shall be true in all material respects on and as of the Closing.

                  (b) Performance of Agreement. Buyer shall have performed all obligations and agreements and complied with all covenants and conditions contained in this Agreement to be performed or complied with by it at or prior to the Closing Date.

                  (c) Deliveries by Buyer. Buyer shall have delivered to Seller at or prior to the Closing all of the following executed documents:

                           (i) a certificate of an executive officer of Buyer,
                  dated the Closing Date, certifying as to the fulfillment of the matters set forth in Sections 7.2(a) and 7.2(b);

                           (ii) a certificate, dated the Closing Date, of the
                  Secretary or Assistant Secretary of Buyer certifying the resolutions adopted by the Board of Directors of Buyer approving the execution and delivery of this Agreement and the transactions contemplated under this Agreement;

                           (iii) the Registration Rights Agreement executed by
                  Buyer; and

                           (iv) the Strathmore Option executed by Buyer.



                                    ARTICLE 8
                 SECURITIES DISCLOSURES REGARDING BUYER'S STOCK

         8.1 UNREGISTERED SHARES; RESTRICTIONS ON TRANSFER. Seller understands, acknowledges, represents and agrees with the following with respect to the Strathmore Option, the Earned Options (if any) and the shares of Common Stock of Buyer which may be acquired upon exercise of said options (collectively, the "SECURITIES"):

                  (a) The Securities have not been registered under the Securities Act of 1933 or any state securities law and Buyer is relying upon exemptions from such registration in connection with the issuance of the Securities.

                  (b) Seller is acquiring the Securities for their own accounts for investment and has no present intention of distributing, reselling, pledging or otherwise disposing of its interest in the Securities.

                  (c) Seller has been provided with access to all information with respect to the Buyer and its business (including the opportunity to meet with the Buyer's officers, to request additional information regarding Buyer's financial condition, properties, management and material contracts, and ask questions of them), and Seller has utilized such access to make an informed decision to acquire the Securities.

                  (d) Seller may not sell any of the Securities unless they are registered under the Securities Act of 1933, as amended, and applicable state securities laws or pursuant to an applicable exemption from such registration requirements. Even if such Securities are so registered or if exemption from registration is available, there can be no assurance that there will be a market for the Securities.

                  (e) Any certificate representing the Securities will bear legends in substantially the following form:

                  "The securities evidenced by this certificate have not been registered either under applicable federal law and rules or applicable state law and rules. No sale, offer to sell, or transfer of these securities may be made unless a registration statement under the Securities Act of 1933, as amended, and any applicable state law with respect to such securities is then in effect or an exemption from the registration requirements of such laws is then, in fact, applicable to such securities."

                  (g) Seller shall be entitled to include the Common Stock of Buyer which may be issued upon exercise of the Strathmore Option and the Earned Options (if any) in certain registration statements which may be filed by Buyer under the Securities Act of 1933 and to request registration pursuant to the terms of the Registration Rights Agreement attached hereto as Exhibit 4.7.

                                    ARTICLE 9
                                   TERMINATION

         9.1 TERMINATION PRIOR TO CLOSING. This Agreement may be terminated prior to Closing as follows:

                  (a) By mutual written consent of Buyer and Seller;

                  (b) By Buyer if any of the conditions set forth in Section 7.1 of this Agreement have not been met and have not been waived in writing by Buyer. If Buyer terminates this Agreement under this Section 9.1(c), Buyer shall not be deemed to waive any other rights or remedies available to Buyer for a breach of this Agreement by Seller or the Principal; or

                  (c) By Seller if any of the conditions set forth in Section
         7.2 of this Agreement have not been met and have not been waived in writing by Seller. If Seller terminates this Agreement under this
         Section 9.1(b), Seller shall not be deemed to waive any other rights or remedies available to Seller for a breach of this Agreement by Buyer.

         9.2 NO SOLICITATION. In the event that this Agreement is terminated prior to Closing, except for termination pursuant to breach of this Agreement by Seller or Freedman or Seller's failure to satisfy the conditions for Closing, then Buyer agrees that for the one- year period following the date of such termination, it will not solicit the business of Host International for tollways and airports in competition with the Business of Seller.

                                   ARTICLE 10
                                 INDEMNIFICATION

         10.1 INDEMNIFICATION BY SELLER. Subject to the limitations expressly set forth in Section 10.3, Seller shall indemnify and hold harmless Buyer from, against and in respect of, any and all costs, losses, claims, liabilities, fines, penalties, damages and expenses net of any insurance or other recoveries (including without limitation interest which may be imposed, and court costs and reasonable fees and disbursements of counsel) resulting from, arising out of or incurred by Buyer in connection with any of the following:

                  (a) any breach of any of the representations or warranties made by Seller or Freedman in this Agreement or any of the Ancillary Documents, or failure or default by Seller or Freedman in the performance of any of the covenants or agreements made by Seller or Freedman in this Agreement or any of the Ancillary Documents; or

                  (b) any debts, obligations, liabilities, claims, penalties, fines or damages pertaining to Seller, the Purchased Assets, or the Business arising on or before Closing or related to incidents and occurrences prior to Closing, whether or not known to Seller or disclosed to Buyer or included in the Schedules, other portions of this Agreement or the Ancillary Documents, and any liabilities of Seller arising after the Closing.

         10.2 INDEMNIFICATION BY BUYER. Subject to the limitations expressly set forth in Section 10.3, Buyer shall indemnify and hold harmless Seller from, against and in respect of, any and all costs, losses, claims, liabilities, fines, penalties, damages and expenses net of any insurance or other recoveries (including without limitation interest which may be imposed in connection therewith, and court costs and reasonable fees and disbursements of counsel) resulting from, arising out of or incurred by Seller in connection with any breach of any of the representations or warranties made by Buyer in this Agreement or any of the Ancillary Documents, or material failure or material default by Buyer in the performance of any of the covenants or agreements made by Buyer in this Agreement or any of the Ancillary Documents.

         10.3 LIMITATION OF LIABILITY. None of the Parties shall assert any claim for indemnification under Sections 10.1 or 10.2 unless the aggregate amount of all claims of such party against the other party under this Agreement, on a cumulative basis, exceeds Ten Thousand and No/100 Dollars ($10,000.00); provided, however, that once claims exceed such Ten Thousand Dollars ($10,000.00) threshold, the indemnifying party shall be liable for all valid claims, including the initial claims aggregating $10,000.

         10.4 RIGHT OF SET-OFF; NO WAIVER. In addition to any remedies available to Buyer, Buyer shall have a right to set-off any obligations of Seller or Freedman to Buyer under this Agreement or any of the Ancillary Documents against any obligation of Buyer to Seller or Freedman under this Agreement or under any Ancillary Document, including without limitation any payment due after the Closing Date pursuant to Section 2.3 hereof, but only after the obligation of Seller or Freedman which is to be set-off has been adjudicated or arbitrated as provided herein, and reduced to a judgment or an award (even though subject to appeal or review). Any disputes over Buyer's entitlement to set-off shall be resolved pursuant to the arbitration provisions of Article 11. No failure or delay on the part of Buyer in exercising any right, power or remedy under the Agreement or under any of the Ancillary Documents, or available to Buyer at law or in equity shall operate as a waiver of such right, power or remedy, nor shall any single or partial exercise of any such right, power or remedy preclude any or further exercise thereof or the exercise of any other right, power or remedy available to Buyer. Subject to the limitations of Section 10.3, the remedies provided in this Agreement and in the Ancillary Documents are cumulative and not exclusive of any remedies available to any Party at law or equity.

         10.5 THIRD PARTY CLAIMS. If a claim by a third party is made against Buyer or Seller (the "INDEMNIFIED PARTY"), and the Indemnified Party intends to seek indemnity against the other party (the "INDEMNIFYING PARTY") under this
Article 10, the Indemnified Party shall timely notify the Indemnifying Party of such claim. The Indemnifying Party shall reasonably cooperate with the Indemnified Party in connection with the efforts of the Indemnified Party or its insurer with respect to the settlement or defense of the claim. The Indemnified Party shall permit the Indemnifying Party to participate in such settlement or defense through counsel chosen by the Indemnifying Party, provided that the fees and expenses of such counsel shall be borne by the Indemnifying Party. The Indemnified Party shall not settle or compromise any such claim unless it shall have given the Indemnifying Party not less than twenty (20) days' prior written notice of the proposed settlement or compromise and afforded the Indemnifying Party an opportunity to consult with the Indemnified Party regarding the proposed settlement or compromise.

                                   ARTICLE 11
                                   ARBITRATION

         11.1 IN GENERAL. Except for an action for injunctive relief, any dispute or claim arising out of or relating to this Agreement or the validity, interpretation, enforceability of breach of this Agreement, which is not settled by agreement between the parties, will be settled by binding arbitration in Chicago, Illinois, in accordance with the rules of the American Arbitration Association then in effect, and judgment upon any award rendered in such arbitration may be entered in any court having competent jurisdiction.

         11.2 DISCOVERY. The rules of discovery pertaining to the Illinois courts under the Illinois Rules of Civil Procedure shall apply to any such arbitration proceeding, provided discovery shall be accelerated and completed within no more than ninety (90) days. The prevailing party in such arbitration, in addition to all other relief provided, shall be entitled to an award against the losing party of its costs and expenses, including reasonable attorney's fees, incurred in such arbitration, and the losing party shall also bear all fees and expenses of arbitration. In the event that there is no party that has prevailed on substantially all issues, such legal expenses and expenses of arbitration shall be allocated between the Parties as the arbitrator deems appropriate.


                                   ARTICLE 12
                                     GENERAL

         12.1 EXPENSES. Buyer and Seller shall pay their own respective counsel, accountants and other advisors' fees and expenses arising in connection with the negotiation and preparation of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated. Seller shall pay any Person entitled to receive a finder's fee or any type of brokerage commission in connection with the transactions contemplated by this Agreement or the Ancillary Documents. Buyer represents that it has not made any commitment to pay a finder's fee or any brokerage commission in connection with this Agreement.

         12.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Each of the Parties covenants and agrees that all of the representations, warranties, covenants, and agreements set forth in this Agreement and in any Ancillary Document shall survive the Closing until December 31, 1998, or if later, until the expiration of the statute of limitations period applicable to claims which may be asserted for matters covered thereby, and shall not be merged into any instruments of transfer or other Ancillary Documents delivered by any of the Parties at Closing or at any other time.

         12.3 NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the Parties or their respective heirs, successors and assigns any rights, remedies, obligations, or other liabilities under or by reason of this Agreement.

         12.4 NOTICES. All notices permitted or required under this Agreement shall be in writing and shall be (a) delivered by personal service, (b) delivered by courier service, (c) telecopied and confirmed immediately in writing by a copy mailed by registered or certified mail, postage prepaid, return receipt requested, or (d) sent by certified or registered mail, postage prepaid, return receipt requested, to the parties hereto at their addresses set forth below or at such other addresses which may be designated in writing by the parties:

         If to Seller or            Harold Kestenbaum, P.C.
         Freedman, to:              170 Old Country Road
                                    Minneola, NY 11501-4307
                                    Telecopier No.: (516) 873-6163

         If to Buyer, to:           BAB Holdings, Inc.
                                    8501 West Higgins Road, Suite 320
                                    Chicago, IL  60631
                                    Attn: Michael K. Murtaugh
                                    Telecopier No.: (312) 380-6183

         with a copy to:            Popham, Haik, Schnobrich & Kaufman, Ltd.
                                    Suite 3300, 222 South Ninth Street
                                    Minneapolis, MN 55402
                                    Attn: Janna R. Severance, Esq.
                                    Telecopier No.: (612) 334-8888

Such notices shall be effective upon receipt in the case of personal or courier service or telecopier delivery and on the third (3rd) day after posting in the U.S. mail.

         12.5 FURTHER ASSURANCES. After the Closing, Seller and the Principal shall, at Buyer's request, execute and deliver to Buyer without further consideration, all such further assignments, conveyances, endorsements, deeds, special powers of attorney, consents and other documents, and take such other action, as Buyer may reasonably request (a) to transfer to, vest and protect in Buyer and its right, title and interest in the Purchased Assets, and (b) otherwise to consummate or effectuate the transactions contemplated by this Agreement.

         12.6 ENTIRE AGREEMENT. This Agreement (including the Exhibits and Schedules) supersedes all prior agreements and understandings, oral and written, between the parties with respect to the subject matter, and this Agreement, together with the Ancillary Documents, constitutes the entire agreement of the parties.

         12.7 HEADINGS. The article, section and other headings contained in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of this Agreement.

         12.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

         12.9 GOVERNING LAW. This Agreement shall be construed as to both validity and performance and governed by and enforced in accordance with the laws of the State of Illinois, without giving effect to the choice of law principles.

         12.10 SEVERABILITY. If any term, covenant, condition, or provision of this Agreement or the application thereof to any circumstance shall be invalid or unenforceable to any extent, the remaining terms, covenants, conditions, and provisions of this Agreement shall not be affected and each remaining term, covenant, condition, and provision of this Agreement shall be valid and shall be enforceable to the fullest extent permitted by law. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only as broad as is enforceable.

         12.11 AMENDMENTS. This Agreement may not be modified or changed except by an instrument or instruments in writing signed by all Parties.

         12.12 ASSIGNMENT. None of the Parties shall assign its rights or obligations under this Agreement without the prior written consent of the other Parties, except that Buyer may assign this Agreement to any Affiliate of Buyer without the consent of Seller.

         12.13 SUCCESSORS AND ASSIGNS. The covenants, agreements, and conditions contained or granted shall be binding upon and shall inure to the benefit of Buyer and Seller and their respective heirs, successors and permitted assigns.

         12.14 NO JOINT VENTURE. The Parties, by entering this Agreement and consummating the transactions contemplated in this Agreement, shall not be and shall not be considered a partner or joint venturer of one another.

         12.15 CONSTRUCTION OF AGREEMENT. This Agreement and the Ancillary Documents are documents negotiated at arm's-length by the Parties and their respective counsel. Neither this Agreement or any of the Ancillary Documents shall be construed as having been "drafted" by any one Party and shall not be construed against any Party as a drafting party.

         12.16 CONFIDENTIAL INFORMATION. From and after the Execution Date of this Agreement, Buyer and Seller hereby agree that, except: (i) as may be required by law, rule or regulation; or (ii) required to comply with the conditions contained in this Agreement; or (iii) as to their respective counsel, financial advisors, consultants, employees or agents, they shall not without the prior written consent of the other Party, at any time reveal, divulge or make known to any person, any information that relates to this Agreement, the transactions contemplated hereby, the existing businesses of Buyer or Seller or the reasonably foreseeable businesses of Buyer or Seller or any of their affiliates, including, but not limited to, customer lists or other customer information, trade secrets, marketing plans or proposals, financial information, or any observations, data, written material, records or documents used by or relating to the businesses of Buyer or Seller which are of a confidential nature (collectively, the "Confidential Information"). Confidential Information includes any such information whether or not such information was developed, devised or otherwise created in whole or in part by the efforts of the Buyer or Seller, and whether or not such information is a matter of public knowledge unless as a result of authorized disclosure to the general public. This covenant shall survive the Closing (but after Closing as to Buyer shall apply only to Confidential Information concerning operations of Seller not acquired by Buyer) or termination of this Agreement without Closing. Seller and Buyer shall be responsible for compliance with the terms of this covenant by their respective officers, directors, shareholders, employees, and agents who have been given access to Confidential Information.


         IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the date first above written.


                                     BUYER:

                                     BAB HOLDINGS, INC.

                                     By: MICHAEL K. MURTAUGH
                                        Its: VICE PRESIDENT/GENERAL COUNSEL


                                     SELLER:

                                     STRATHMORE BAGELS FRANCHISE CORP.

                                     By: GLEN STEUERMAN
                                        Its: PRESIDENT





                         INDEX OF SCHEDULES AND EXHIBITS


                                    Schedules

Schedule 1                         Definitions
Schedule 2.1(a)                    Tangible Personal Property
Schedule 2.1(c)                    Assigned Contracts
Schedule 2.1(d)                    Trade Names and Trademarks
Schedule 2.1(f)                    Licenses and Permits
Schedule 2.5                       Tax Reporting
Schedule 5.5                       Seller Financial Statements
Schedule 5.6                       Commitments
Schedule 5.7                       Tax Matters
Schedule 5.10                      Intellectual Property
Schedule 5.14                      Permits and Licenses
Schedule 5.15                      Litigation Affecting Seller
Schedule 5.20                      Absence of Certain Changes or Events
Schedule 6.4                       Litigation Affecting Buyer


                                    Exhibits

Exhibit 2.3                        Form of Strathmore Option
Exhibits 4.2                       Form of Non-Competition Agreement
Exhibit 4.3                        Form of Supply Agreement
Exhibit 4.7                        Registration Rights Agreement
Exhibit 7.1                        Form of Bill of Sale




                                   SCHEDULE 1

                                   DEFINITIONS


         1. "AFFILIATE," when used in reference to a specified Person, shall mean any Person directly or indirectly (a) controlled by, (b) controlling, or
(c) under common control with, said specified Person.

         2. "AGREEMENT" shall mean the Asset Purchase Agreement to which this
Schedule 1 is attached and all other schedules and exhibits attached thereto and referred to therein.

         3. "ANCILLARY DOCUMENT" shall mean any agreement, instrument, or other document to which Buyer, Seller, or the Principal is a party that is to be delivered at Closing or otherwise relates to the transactions contemplated hereby, including without limitations those items attached as Exhibits and Schedules to the Agreement.

         4. "ASSIGNED CONTRACTS" shall have the meaning given such term in
Section 2.1(b).

         5. "BUSINESS" shall have the meaning given such term in Recital A.

         6. "BUYER" shall mean BAB Holdings, Inc.

         7. "CLOSING" shall have the meaning given such term in Article 3.

         8. "CLOSING DATE" shall have the meaning given such term in Article 3.

         9. "COMMITMENTS" shall have the meaning given such term in Section 5.6.

         10. "ERISA" shall have the meaning given such term in Section 5.18.

         11. "EXCLUDED ASSETS" shall have the meaning given such term in Section
2.2 hereof.

         12. "EXECUTION DATE" shall mean May 21, 1996, which is the date of execution of the Asset Purchase Agreement.

         13. "FREEDMAN" means Jack Freedman.

         14. "GAAP" shall mean United States generally accepted accounting principles.

         15. "INDEMNIFIED PARTY" shall have the meaning given such term in
Section 10.5.

         16. "INDEMNIFYING PARTY" shall have the meaning given such term in
Section 10.5.

         17. "INTELLECTUAL PROPERTY" shall have the meaning given such term in
Section 2.1(c).

         18. "LICENSES AND PERMITS" shall have the meaning given such term in
Section 2.1(e).

         19. "NON-COMPETITION AGREEMENT" shall have the meaning given such term in Section 4.2.

         20. "PARTIES" shall mean Buyer and Seller, collectively.

         21. "PERSON" shall mean any individual, corporation, company, limited or general partnership, trust or estate, joint venture, association, or other entity.

         22. "PURCHASE PRICE" shall have the meaning given such term in Section 2.3.

         23. "PURCHASED ASSETS" shall have the meaning given such term in
Section 2.1.

         24. "SELLER" shall mean Strathmore Bagels Franchise Corp.

         25. "SUPPLY AGREEMENT" shall have the meaning given such term in
Section 4.3.